Exhibit 99.1

AERSALE CORP. AND MONOCLE ACQUISITION CORPORATION ANNOUNCE CLOSING OF BUSINESS COMBINATION

AerSale Corporation to Trade Under Ticker “ASLE” on Nasdaq Beginning Wednesday, December 23, 2020

NEW YORK & CORAL GABLES, Fla. (December 22, 2020) –AerSale Corp., an integrated, diversified global leader in aviation aftermarket products and services, and Monocle Acquisition Corp. ("Monocle") (NASDAQ: MNCL), a special purpose acquisition company, announced today that they have consummated their business combination (“Business Combination”). The Business Combination was approved by Monocle stockholders at a special meeting held on December 21, 2020. Beginning on December 23, 2020, the newly combined company, named AerSale Corporation (“AerSale”), will trade its common stock on the Nasdaq Capital Market under the ticker symbol “ASLE” and its warrants under “ASLEW”.

Nicolas Finazzo, Chairman and Chief Executive Officer of AerSale, said, “We are pleased to mark this new chapter for AerSale. The transaction strengthens our financial position, and provides us with resources to further execute on our plans to expand our asset purchase program, extend our reach in passenger-to-freighter conversions and bring our innovative AerAware technology to market. Our decade-long relationship with our anchor investor Leonard Green & Partners will continue post-merger and becoming a public company will further strengthen our reputation as a market leader in aviation aftermarket solutions."

Headquartered in Coral Gables, Florida and with strategically located operating facilities, AerSale serves a growing global customer base. The Company’s management team, averaging approximately 25 years of directly related multi-disciplined industry experience, has established customer relationships across major airlines, cargo operators, MRO shops, OEMs, government entities, and aircraft leasing companies. Supported by proprietary aircraft, engine and component pricing, utilization and transaction data, unique fleet analytics, and a highly structured opportunity identification and valuation process, AerSale’s leadership has demonstrated financial success across economic cycles, and has well-positioned the Company to grow in the rapidly expanding commercial aviation aftermarket sector.

Eric Zahler, Chief Executive Officer and President of Monocle, said, “We are excited to see this merger successfully realized and congratulate AerSale on this milestone. We look forward to AerSale continuing to be the leader in the aviation aftermarket and we believe this transaction will provide significant opportunities to generate long-term shareholder value. The company is well positioned with a resilient business model and strong leadership team.”

Monocle is being advised by PJT Partners; Cowen; Cadwalader, Wickersham & Taft LLP; Greenberg Traurig, LLP; and Alton Aviation Consultancy. AerSale is being advised by RBC Capital Markets; Harris Williams and Latham & Watkins LLP. ICR, LLC is serving as communications advisor to AerSale.

About AerSale

AerSale serves a diverse customer base operating large jets manufactured by Boeing, Airbus and McDonnell Douglas and is dedicated to providing integrated aftermarket services and products designed to help aircraft owners and operators to realize significant savings in the operation, maintenance and monetization of their aircraft, engines, and components. AerSale’s offerings include: Aircraft & Component MRO, Aircraft and Engine Sales and Leasing, Used Serviceable Material sales, and internally developed ‘Engineered Solutions’ to enhance aircraft performance, operating economics and satisfy FAA mandates (e.g. AerSafe™, AerTrak™, and now AerAware™).

For more information, please visit www.aersale.com.

For AerSale press materials, including photos, please visit www.aersale.com/media-center

For investors, please visit ir.aersale.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Monocle’s and AerSale’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Monocle’s and AerSale’s expectations with respect to future performance and anticipated financial impacts of the consummation of the transactions described in this press release (the “Business Combination”). These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Monocle’s and AerSale’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the impact of the COVID-19 pandemic on the aviation industry and the aviation aftermarket industry generally, and on AerSale’s business in particular; (2) the outcome of any legal proceedings that may be instituted against Monocle and AerSale following the commencement of the Business Combination; (3) the inability to obtain or maintain the listing of the shares of common stock of the post-acquisition company on The Nasdaq Stock Market following the Business Combination; (4) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (5) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (6) costs related to the Business Combination; (7) changes in applicable laws or regulations; (8) the possibility that AerSale or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the Business Combination, including those under “Risk Factors” therein, and in Monocle’s other filings with the SEC. Monocle cautions that the foregoing list of factors is not exclusive. Monocle further cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Monocle does not undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based unless required to do so under applicable law.

Contacts

Media Contacts:

For more information about AerSale, please visit our website: http://www.AerSale.com

AerSale Investor Contact:

Mike Callahan / Tom Cook

AerSaleIR@icrinc.com

For Monocle Acquisition Corporation:

Mark Semer

Kekst CNC

(212) 521-4800

3